                                                                     EXHIBIT 4.5

                            ADMINISTRATION AGREEMENT



                                      among




                   TOYOTA AUTO RECEIVABLES 2001-A OWNER TRUST,
                                    as Issuer




                        TOYOTA MOTOR CREDIT CORPORATION,
                                as Administrator




                         U.S. BANK NATIONAL ASSOCIATION,
                              as Indenture Trustee


                                       and



                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                as Owner Trustee





                           Dated as of January 1, 2001


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                                TABLE OF CONTENTS

                                                                                                               PAGE
1.       Duties of the Administrator.............................................................................2

2.       Records.................................................................................................8

3.       Compensation............................................................................................9

4.       Additional Information to be Furnished to the Issuer....................................................9

5.       Independence of the Administrator.......................................................................9

6.       No Joint Venture........................................................................................9

7.       Other Activities of Administrator.......................................................................9

8.       Term of Agreement; Resignation and Removal of Administrator.............................................9

9.       Action upon Termination, Resignation or Removal........................................................11

10.      Notices................................................................................................11

11.      Amendments.............................................................................................11

12.      Successor and Assigns..................................................................................12

13.      Governing Law..........................................................................................12

14.      Headings...............................................................................................12

15.      Counterparts...........................................................................................12

16.      Severability of Provisions.............................................................................12

17.      Not Applicable to TMCC in Other Capacities.............................................................12

18.      Limitation of Liability of Owner Trustee and Indenture Trustee.........................................12

19.      Limitation on Liability of Administrator...............................................................13


                                      -i-
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         ADMINISTRATION AGREEMENT dated as of January 1, 2001, among TOYOTA AUTO
RECEIVABLES 2001-A OWNER TRUST, a Delaware business trust (the "Issuer"), TOYOTA MOTOR CREDIT CORPORATION, a California corporation, as administrator (the "Administrator"), U.S. BANK NATIONAL ASSOCIATION, a national baking association, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee") and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee").

                              W I T N E S S E T H:

         WHEREAS a beneficial ownership interest in the Issuer represented by the Toyota Auto Receivables 2001-A Owner Trust Asset Backed Certificate (the "Certificate") has been issued in connection with the formation of the Issuer pursuant to the Amended and Restated Trust Agreement dated as of January 1, 2001 (the "Trust Agreement"), between Toyota Motor Credit Receivables Corporation ("TMCRC"), a California corporation, as depositor, U.S. Bank Trust National Association, as owner trustee (the "Owner Trustee") and U.S. Bank Trust National Association, as Delaware co-trustee (the "Delaware Co-trustee"), to the owners thereof (the "Owners");

         WHEREAS the Issuer is issuing the Toyota Auto Receivables 2001-A Owner Trust $317,048,000 5.613% Asset Backed Notes, Class A-1, the Toyota Auto Receivables 2001-A Owner Trust $440,000,000 5.380% Asset Backed Notes Class A-2, the Toyota Auto Receivables 2001-A Owner Trust $440,000,000 Floating Rate Asset Backed Notes, Class A-3 and the Toyota Auto Receivables 2001-A Owner Trust $306,452,000 Floating Rate Asset Backed Notes Class A-4 (collectively, the "Notes") pursuant to the Indenture dated as of January 1, 2001 (as amended and supplemented from time to time, the "Indenture"), between the Issuer and the Indenture Trustee (capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Indenture, the Trust Agreement or the Sale and Servicing Agreement dated as of January 1, 2001, among the Issuer, Toyota Motor Credit Corporation ("TMCC"), as servicer, and TMCRC, as seller (the "Sale and Servicing Agreement"), as the case may be);

         WHEREAS, TMCC and TMCRC have entered into the Receivables Purchase Agreement, dated as of January 1, 2001 (the Receivables Purchase Agreement"), by and among TMCC, as seller, and TMCRC, as purchaser,

         WHEREAS the Issuer has entered into certain agreements in connection with the issuance of the Certificate and the Notes, including the Trust Agreement, the Indenture, the Administration Agreement and the Sale and Servicing Agreement (collectively, the "Basic Documents");

         WHEREAS, pursuant to the Basic Documents, the Issuer, the Owner Trustee and the Indenture Trustee are required to perform certain duties in connection with the Certificate, the Notes and the Collateral;

         WHEREAS the Issuer, the Owner Trustee and the Indenture Trustee desire to appoint TMCC as administrator to perform certain of the duties of the Issuer, the Owner Trustee and the

Indenture Trustee under the Basic Documents and to provide such additional services consistent with the terms of this Agreement and the Basic Documents as the Issuer and the Owner Trustee may from time to time request; and

         WHEREAS the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.       DUTIES OF THE ADMINISTRATOR.

         (a) Duties with respect to the Note Depository Agreement and the Indenture.

                  (i) The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer under the Note Depository Agreement. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Indenture and the Note Depository Agreement. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action by the Issuer or the Owner Trustee is necessary to comply with the Issuer's duties under the Indenture and the Note Depository Agreement. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

                           (A) causing the Note Register to be kept and giving
                  the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);

                           (B) preparing the notification to Noteholders of the
                  final principal payment on their Notes (Section 2.07(b));

                           (C) fixing or causing to be fixed any specified
                  record date and the notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 5.04(d));

                           (D) preparing or obtaining the documents and
                  instruments required for the proper authentication of Notes and delivering the same to the Indenture Trustee (Section 2.02);

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

                           (E) approving the form and substance of an Opinion of
                  Counsel or a representation letter of the transferee in connection with the transfer of the Class A-1 Notes (Section 2.04(b));

                           (F) directing the Indenture Trustee to retain from
                  amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax that is legally owed by the Trust (Section 2.07(c));

                           (G) preparing, obtaining and/or filing of all
                  instruments, opinions and certificates and other documents required for the release of collateral (Section 2.09) ;

                           (H) causing newly appointed Paying Agents, if any, to
                  deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

                           (I) directing the Indenture Trustee to deposit moneys
                  with Paying Agents, if any, other than the Indenture Trustee (Section 3.03);

                           (J) obtaining and preserving the Issuer's
                  qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.04);

                           (K) preparing all supplements, amendments, financing
                  statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section
                  3.05 of the Indenture, necessary to protect the Trust Estate (Section 3.05);

                           (L) delivering the required Opinions of Counsel on
                  the Closing Date and annually, in accordance with Section 3.06 of the Indenture, and delivering the annual Officers' Certificates and certain other statements as to compliance with the Indenture, in accordance with Section 3.09 of the Indenture (Sections 3.06 and 3.09);

                           (M) identifying to the Indenture Trustee in an
                  Officers' Certificate any Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

                           (N) notifying the Indenture Trustee and the Rating
                  Agencies of any Servicer Default pursuant to the Sale and Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement, taking all reasonable steps available to remedy such failure (Section 3.07(d));

                           (O) preparing and obtaining documents and instruments
                  required for the release of the Issuer from its obligations under the Indenture (Section 3.10(b));

                           (P) delivering notice to the Indenture Trustee of
                  each Event of Default and each other default by the Servicer or the Seller under the Sale and Servicing Agreement (Section 3.19);

                           (Q) monitoring the Issuer's obligations as to the
                  satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and obtaining the Opinion of Counsel and the Independent Certificate (as defined in the Indenture) related thereto (Section 4.01);

                           (R) complying with any written directive of the
                  Indenture Trustee with respect to the provision of relevant information and reasonable assistance with respect to the execution, delivery, filing and recordation of relevant transfer documentation and the delivery of related records and files, in connection with any sale by the Indenture Trustee of any portion of the Trust Estate in connection with any Event of Default (Section 5.04);

                           (S) preparing notice to Noteholders of any removal of
                  the Indenture Trustee and the appointment of a successor Indenture Trustee for delivery to Noteholders by the successor Indenture Trustee (Section 6.08);

                           (T) preparing all written instruments required to
                  confirm the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.08 and 6.10);

                           (U) providing to the Rating Agencies copies of any
                  amendment or supplement to the Interest Rate Swap Agreement (Section 6.14(c));

                           (V) notifying the Swap Counterparty of any proposed
                  amendment or supplement to any of the Basic Documents (Section 6.14(d));

                           (W) causing the Note Registrar to furnish to the
                  Indenture Trustee the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

                           (X) preparing and, after execution by the Issuer and
                  the Indenture Trustee, filing with the Commission and any applicable state agencies of documents required to be filed on a periodic basis with the Commission and any applicable state agencies (including any summaries thereof required by rules and regulations prescribed thereby), and providing such documents to the Indenture Trustee for delivery to the Noteholders (Section 7.03);

                           (Y) preparing and, after execution by the Indenture
                  Trustee, providing to the Indenture Trustee for delivery to Noteholders and filing with the Commission, any reports required by TIA Sections 313(a), (b) and (c); provided, that the Administrator will not be required to prepare reports required by TIA Sections 313(a)(1) and (a)(2) unless specifically directed in writing to do so by the Indenture Trustee and the Indenture Trustee provides the Administrator with all information necessary to prepare such reports (Section 7.04);

                           (Z) preparing the related Issuer Orders and all other
                  actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Section 8.04);

                           (AA) preparing any Issuer Request and Officers'
                  Certificates and obtaining any Opinions of Counsel and Independent Certificates necessary for the release of the Trust Estate (Sections 8.05 and 8.06);

                           (BB) preparing Issuer Orders and obtaining Opinions
                  of Counsel with respect to the execution of any supplemental indentures, preparing notices to the Noteholders with respect thereto and furnishing such notices to the Indenture Trustee for delivery to Noteholders (Sections 9.01, 9.02 and 9.03);

                           (CC) preparing new Notes conforming to the provisions
                  of any supplemental indenture, as appropriate and delivering such Notes to the Indenture Trustee for execution and authentication (Section 9.07);

                           (DD) preparing forms of notices to Noteholders of any
                  redemption of the Notes and furnishing such notices to the Indenture Trustee for delivery to Noteholders (Section 10.02);

                           (EE) preparing or obtaining all Officers'
                  Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer or the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

                           (FF) preparing and delivering Officers' Certificates
                  and obtaining Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b));

                           (GG) notifying the Rating Agencies, upon any failure
                  of the Indenture Trustee to give such notification, of the information required pursuant to Section 11.04 of the Indenture (Section 11.04);

                           (HH) preparing and delivering to the Indenture
                  Trustee for delivery to Noteholders any agreements with respect to alternate payment and notice provisions (Section 11.06);

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

                           (II) causing the recording of the Indenture, if
                  applicable (Section 11.14); and

                  (ii) The Administrator also will:

                           (A) pay the Indenture Trustee from time to time the
                  reasonable compensation provided for in the Indenture with respect to services rendered by the Indenture Trustee under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a Trustee of an express trust);

                           (B) reimburse the Indenture Trustee upon its request
                  for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel) to the extent the Indenture Trustee is entitled to such reimbursement by the Issuer under the Indenture;

                           (C) indemnify the Indenture Trustee for, and hold it
                  harmless against, any losses, liability or expense incurred without negligence or bad faith on the part of the Indenture Trustee, arising out of or in connection with the acceptance or administration of the trusts and duties contemplated by the Indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection therewith, to the extent the Indenture Trustee is entitled to such indemnification from the Issuer under the Indenture;

                           (D) indemnify the Owner Trustee for, and hold it
                  harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Owner Trustee, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, the Indenture, the Note Depository Agreement or this Administration Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement to the extent the Owner Trustee is entitled to such indemnification under Section 8.02 of the Trust Agreement; and

                           (E) indemnify the Delaware Co-trustee for, and hold
                  it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Delaware Co-trustee, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement to the extent the Delaware Co-trustee is entitled to such indemnification under
                  Section 11.05 of the Trust Agreement.

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

         (b) Additional Duties.

                  (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations, and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action with respect thereto, other than delivery thereof to Noteholders or the Certificateholder, that is the duty of the Issuer or the Owner Trustee to take pursuant to the Basic Documents. Subject to Section 5 of this Agreement, and in accordance with the reasonable written directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator. Such responsibilities shall include, obtaining and maintaining any licenses required to be obtained or maintained by the Trust under the Pennsylvania Motor Vehicle Sales Finance Act. In addition, the Administrator shall promptly notify the Indenture Trustee and the Owner Trustee in writing of any amendment to the Pennsylvania Motor Vehicle Sales Finance Act that would affect the duties or obligations of the Indenture Trustee, or the Owner Trustee under any Basic Document and shall assist the Indenture Trustee or the Owner Trustee in obtaining and maintaining any licenses required to be obtained or maintained by the Indenture Trustee or the Owner Trustee thereunder. In connection therewith, the Administrator shall pay all fees and expenses of obtaining and maintaining any such licenses under such Act and Code.

                  (ii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to the Certificateholder as contemplated in Section 5.02(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

                  (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Sections 5.04(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to the Certificateholder.

                  (iv) The Administrator shall perform the duties of the Administrator specified in Section 10.02 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

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

                  (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

         (c) Non-Ministerial Matters.

                  (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action the Administrator shall have notified the Indenture Trustee or the Owner Trustee, as applicable, of the proposed action and the Indenture Trustee or the Owner Trustee, as applicable, shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                           (A) the amendment of the Indenture or execution of
                  any supplement to the Indenture;

                           (B) the initiation of any claim or lawsuit by the
                  Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                           (C) the amendment, change or modification of any of
                  the Basic Documents;

                           (D) the appointment of successor Note Registrars,
                  successor Paying Agents or successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations, under the Indenture; and

                           (E) the removal of the Indenture Trustee (as to which
                  the Owner Trustee, but not the Indenture Trustee, will receive notice and opportunity to object).

                  (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not,
         (x) make any payments to the Noteholders under the Basic Documents, (y) sell the Trust Estate pursuant to Section 5.04 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

         2. RECORDS. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be

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

accessible for inspection by the Issuer, the Owner Trustee and the Indenture Trustee at any time during normal business hours upon reasonable advance written notice.

         3. COMPENSATION. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to a fee of $200.00 per month which shall be solely an obligation of the Servicer.

         4. ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

         5. INDEPENDENCE OF THE ADMINISTRATOR. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Owner Trustee or the Indenture Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer hereunder or otherwise, the Administrator shall have no authority to act for or represent the Issuer, the Owner Trustee or the Indenture Trustee, and shall not otherwise be or be deemed an agent of the Issuer, the Owner Trustee or the Indenture Trustee.

         6. NO JOINT VENTURE. Nothing contained in this Agreement shall (i) constitute the Administrator and any of the Issuer, the Owner Trustee or the Indenture Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         7. OTHER ACTIVITIES OF ADMINISTRATOR. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its or their sole discretion, from acting as an administrator for any other person or entity, or in a similar capacity therefor, even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

         8. TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATOR.

                  (a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

                  (b) Subject to Sections 8(e) and 8(f), the Administrator may resign its duties hereunder by providing the Issuer with at least 30 days, prior written notice.

                  (c) Subject to Sections 8(e) and 8(f), the Issuer may remove the Administrator without cause by providing the Administrator with at least 30 days prior written notice.

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

                  (d) Subject to Sections 8(e) and 8(f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

                           (i) the Administrator shall fail to perform in any
                  material respect any of its duties under this Agreement and, after notice of such default, shall not cure such default within 10 days (or, if such default cannot be cured in such time, shall not give within such 10 days such assurance of timely and complete cure as shall be reasonably satisfactory to the Issuer);

                           (ii) the entry of a decree or order by a court or
                  agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy, conservator, receiver or liquidator for the Administrator (or, so long as the Administrator is TMCC, the Seller) in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                           (iii) the consent by the Administrator (or, so long
                  as the Administrator is TMCC, the Seller) to the appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Administrator (or, so long as the Administrator is TMCC, the Seller) of or relating to substantially all of their property, or the Administrator (or, so long as the Administrator is TMCC, the Seller) shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

                           The Administrator agrees that if any of the events
                  specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer, the Owner Trustee and the Indenture Trustee within seven days after the happening of such event.

                  (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

                  (f) The appointment of any successor Administrator shall be effective only after each Rating Agency has provided to the Owner Trustee and the Indenture Trustee written notice that the proposed appointment will not result in the reduction or withdrawal of any rating then assigned by such Rating Agency to any Class of Notes.

                  (g) Subject to Section 8(e) and 8(f), the Administrator acknowledges that upon the appointment of a Successor Servicer pursuant to the Sale and Servicing Agreement, the

Administrator shall immediately resign and such Successor Servicer shall automatically succeed to the rights, duties and obligations of the Administrator under this Agreement.

         9. ACTION UPON TERMINATION, RESIGNATION OR REMOVAL. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b), (c), (d) or (g), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to or to the order of the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b), (c), (d) or (g), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

         10. NOTICES. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

                  (a) if to the Issuer or the Owner Trustee, to:

                      Toyota Auto Receivables 2001-A Owner Trust
                      In care of:  U.S. Bank Trust  National Association
                      111 East Wacker Drive, Suite 3000
                      Chicago, Illinois  60601
                      Attention:  Toyota Auto Receivables 2001-A Owner Trust

                  (b) if to the Administrator, to:

                      Toyota Motor Credit Corporation
                      19001 South Western Avenue
                      Torrance, California  90509
                      Attention:  Treasury Department, Vice President, Treasury

                  (c) if to the Indenture Trustee, to:

                      U.S. Bank National Association
                      111 East Wacker Drive, Suite 3000
                      Chicago, Illinois  60601
                      Attention:  Toyota Auto Receivables 2001-A Owner Trust

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as provided above.

         11. AMENDMENTS. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator, the Owner Trustee and the Indenture Trustee, without the consent of any Noteholders or the Certificateholders, for the

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purpose of adding any provisions to or modifying or changing in any manner or eliminating any of the provisions of this Agreement; provided that such amendment does not and will not, in the Opinion of Counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder.

         12. SUCCESSOR AND ASSIGNS. This Agreement may not be assigned by the Administrator unless such assignment is consented to in writing by the Issuer, the Owner Trustee and the Indenture Trustee, and the conditions precedent to appointment of a successor Administrator set forth in Section 8 are satisfied. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer, the Owner Trustee and the Indenture Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         14. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

         16. SEVERABILITY OF PROVISIONS. If any one or more of the agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the other rights of the parties hereto.

         17. NOT APPLICABLE TO TMCC IN OTHER CAPACITIES. Nothing in this Agreement shall affect any obligation, right or benefit TMCC may have in any other capacity or under any Basic Document.

         18. LIMITATION OF LIABILITY OF OWNER TRUSTEE AND INDENTURE TRUSTEE. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by U.S. Bank Trust National Association, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and by U.S. Bank National Association, not in its individual capacity but

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

solely in its capacity as Indenture Trustee under the Indenture. In no event shall U.S. Bank Trust National Association in its individual capacity, U.S. Bank National Association in its individual capacity or the Certificateholder have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         19. LIMITATION ON LIABILITY OF ADMINISTRATOR. Neither the Administrator nor any of the directors, officers, employees or agents of the Administrator shall be under any liability to the Seller, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholder, except as provided under this Administration Agreement, for any action taken or for refraining from the taking of any action pursuant to this Administration Agreement or for errors in judgment; provided, however, that this provision shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Administration Agreement. The Administrator and any director, officer, employee or agent of the Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Administration Agreement.





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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                TOYOTA AUTO RECEIVABLES 2001-A OWNER TRUST

                                By: U.S. BANK TRUST NATIONAL ASSOCIATION,
                                    not in its individual capacity but solely
                                    as Owner Trustee


                                By:  /s/ MELISSA ROSAL
                                    ------------------------------------------
                                    Name: Melissa A. Rosal
                                    Title: Vice President


                                TOYOTA MOTOR CREDIT CORPORATION,
                                as Administrator


                                By:  /s/  GEORGE E. BORST
                                    --------------------------------------------
                                    Name:  George E. Borst
                                    Title: President and Chief Executive Officer


                                U.S. BANK NATIONAL ASSOCIATION,
                                not in its individual capacity but solely as Indenture Trustee

                                By:  /s/ MELISSA ROSAL
                                    ------------------------------------------
                                    Name: Melissa A. Rosal
                                    Title: Vice President


                                U.S. BANK TRUST NATIONAL ASSOCIATION,
                                not in its individual capacity but solely as Owner Trustee


                                By:  /s/ MELISSA ROSAL
                                    ------------------------------------------
                                    Name: Melissa A. Rosal
                                    Title: Vice President


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